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                                                                     EXHIBIT 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  GUESS ?, INC.


          Guess ?, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Guess ?, Inc. Guess ?, Inc. was originally incorporated under the name Alameda Holdings, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 3, 1993. A Restated Certificate of Incorporation of the corporation was filed on November 12, 1993.

          2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


                                   "ARTICLE I

                                      NAME

SECTION 1.1. NAME. The name of the Corporation is Guess ?, Inc. (hereinafter, the "CORPORATION").


                                   ARTICLE II

          REGISTERED OFFICE AND REGISTERED AGENT; LOCATION OF MEETINGS
                         AND CORPORATE BOOKS AND RECORDS

          SECTION 2.1. OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington,


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County of New Castle.  The name of its registered agent at that address is The
Corporation Trust Company.

          SECTION 2.2. MEETINGS; BOOKS AND RECORDS. Meetings of stockholders may be held outside of the State of Delaware. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                   ARTICLE III

                        CORPORATE PURPOSES AND EXISTENCE

          SECTION 3.1. CORPORATE PURPOSES AND EXISTENCE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code. The Corporation is to have perpetual existence.


                                   ARTICLE IV

                                 CAPITALIZATION

          SECTION 4.1. AUTHORIZED CAPITAL. The total number of shares of capital stock that the Corporation shall have the authority to issue is:

          (a) 150,000,000 shares of common stock, par value $.01 per share (the "COMMON STOCK"); and

          (b) 10,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK").

          SECTION 4.2. STOCK SPLIT. Each share of common stock, par value $.01 per share, of the Corporation issued and outstanding, or retained in treasury, as of the opening of business on the day on which this Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, shall be converted into 32.664669 shares of Common Stock without further action by the Corporation or any stockholder thereof. No fractional shares shall be issued upon such conversion and if any stockholder of the Corporation shall be entitled to less than one full share of Common Stock, such stockholder shall be paid cash in lieu of such fractional share equal to the fair value of such fractional share at the time of such conversion.

          SECTION 4.3. ISSUANCE. The shares of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may


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be fixed by the Board of Directors of the Corporation; and all issued shares of the Corporation shall be deemed fully paid and non-assessable.

          SECTION 4.4. COMMON STOCK. (a) IDENTICAL RIGHTS AND PRIVILEGES; NO PREEMPTIVE RIGHTS. All outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

          (b) DIVIDENDS AND DISTRIBUTIONS. When, as and if dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in such dividends and distributions.

          (c) LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in the assets of the Corporation to be distributed among the holders of shares of the Common Stock.

          (d) VOTING RIGHTS. (i) IN GENERAL. The holders of outstanding shares of Common Stock shall have the right to vote on the election and removal of the directors of the Corporation and on all other matters to be voted on by the shareholders of the Corporation.

          (ii) PROCEDURES AT MEETINGS. At every meeting with respect to matters on which the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share.

          SECTION 4.5. PREFERRED STOCK. Shares of the preferred stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such other relative, participating, optional or other rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences and conversion rights, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. Any action by the Board of Directors under this Section 4.5 shall require the affirmative vote of a majority of the members of the Board of Directors then in office.


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                                    ARTICLE V

                                 INDEMNIFICATION

          SECTION 5.1. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Section 5.1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


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          (d)  Any indemnification under subsections (a) and (b) of this Section
5.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsections (a) and
(b). Such determination shall be made (i) by a majority vote of directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

          (h) For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


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          (i)  For purposes of this Article V, references to "other enterprises"
shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article V.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) No amendment or repeal of this Article V shall apply to or have any effect upon any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.


                                   ARTICLE VI

                             INTERESTED TRANSACTIONS

          SECTION 6.1. INTERESTED TRANSACTIONS. No contract or other transaction between the Corporation and any person, firm, association or corporation and no act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the Directors of the Corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation. Any Director so interested or related who is present at any meeting of the Board of Directors or committee or directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he was not so interested or related. No Director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or any stockholder or creditor thereof for any loss incurred by the Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.


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                                   ARTICLE VII

                             LIABILITY OF A DIRECTOR

          SECTION 7.1. LIABILITY OF A DIRECTOR. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

          (b) Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VIII

                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

          SECTION 8.1. MANAGEMENT OF THE AFFAIRS OF THE CORPORATION. (a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Restated Certificate of Incorporation or by the Bylaws of the Corporation (the "BYLAWS").

          (b) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (i) The Board of Directors shall have the power to make, alter, amend, change or repeal the Bylaws by the affirmative vote of a majority of the members of the Board of Directors then in office. In addition, the Bylaws may be made, altered, amended, changed or repealed by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66-2/3% of the outstanding capital stock entitled to vote thereon.

          (ii) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual


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     meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          The term of a director elected to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to
     Section 4.5 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this clause (b) of Article VIII unless expressly provided by such terms.

          (iii) Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time by the stockholders of the Corporation, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this paragraph as one class.

          (iv) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided herein and in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the General Corporation Law of the State of Delaware.



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          (v)  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

          (vi) The Board of Directors shall have the exclusive authority and power to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by applicable law or authorized by the Bylaws or by the Board of Directors.

          The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.


                                   ARTICLE IX

                                   AMENDMENTS

          SECTION 9.1. AMENDMENTS. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, clause
(b) of Article VIII or this Article IX of this Restated Certificate of Incorporation.


                                    ARTICLE X

                                PRIVATE PROPERTY

          SECTION 10.1. PRIVATE PROPERTY. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever."

          This Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.


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          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation this _________ day of July, 1996.


                              GUESS ?, INC.


                              By:
                                 --------------------------------------------
                                Name:   Maurice Marciano
                                Title:  Chairman and Chief Executive Officer




ATTEST:


By:
   ----------------------------------------------
  Name:   Armand Marciano
  Title:  Secretary


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